**STATE OF NEVADA**

*ROSS MILLER*
*Secretary of State*

*SCOTT W. ANDERSON*
*Deputy Secretary for Commercial Recordings*

**OFFICE OF THE**
**SECRETARY OF STATE**

## Certified Copy

January 19, 2011

**Job Number:** C20110120-0096
**Reference Number:**
**Expedite:**
**Through Date:**

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

| Document Number(s) | Description | Number of Pages |
|---|---|---|
| 20110041993-10 | Articles of Incorporation | 1 Pages/1 Copies |

Respectfully,

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20110120-0096
You may verify this certificate
online at **http://www.nvsos.gov/**

**Commercial Recording Division**
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

| | |
|---|---|
| Filed in the office of<br>Ross Miller<br>Secretary of State<br>State of Nevada | Document Number<br>20110041993-10<br>Filing Date and Time<br>01/19/2011 2:10 PM<br>Entity Number<br>E0031072011-1 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| **1. Name of Corporation:** | Shop Eat Live, Inc. |
| **2. Registered Agent for Service of Process:** (check only one box) | [X] Commercial Registered Agent: Paracorp Incorporated (Name)<br>[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)<br>Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity<br>Street Address / City / Nevada / Zip Code<br>Mailing Address (if different from street address) / City / Nevada / Zip Code |
| **3. Authorized Stock:** (number of shares corporation is authorized to issue) | Number of shares with par value: 90,000,000 Common 10,000,000 Preferred<br>Par value per share: $ .001<br>Number of shares without par value: |
| **4. Names and Address of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees) | 1) Hal Sklar (Name)<br>3350 East 7th St. #503 (Street Address) / Long Beach (City) / CA (State) / 90804 (Zip Code)<br>2) Name<br>Street Address / City / State / Zip Code |
| **5. Purpose:** (optional; see instructions) | *The purpose of the corporation shall be:* |
| **6. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator) | MicheleCalkins c/o Paracorp Incorporated (Name)<br>X [signature] Organizer Signature<br>318 N Carson Street #208 (Address) / Carson City (City) / NV (State) / 89701 (Zip Code) |
| **7. Certificate of Acceptance of Appointment of Resident Agent:** | *I hereby accept appointment as Resident Agent for the above named Entity.*<br>X [signature] for Paracorp Incorporated<br>Authorized Signature of Registered Agent or On Behalf of Registered Agent Company<br>January 19, 2011 (Date) |

*This form must be accompanied by appropriate fees*